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                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "LABARGE, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 1995, AT 10:01 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.















                                              /s/ Edward J. Freel
              [SECRETARY OF STATE SEAL]      -----------------------------------
                                             Edward J. Freel, Secretary of State


0672724  8100                                 AUTHENTICATION:    7691290

                                                        DATE:
950248685                                                        10-27-95



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               CERTIFICATE ELIMINATING CERTIFICATE OF DESIGNATION
                 OF CLASS A AND CLASS B CUMULATIVE EXCHANGEABLE
                        PREFERRED STOCK OF LABARGE, INC.
                       FROM CERTIFICATE OF INCORPORATION


         LaBarge, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
         DOES HEREBY CERTIFY:
         FIRST: That on the 24th day of December, 1986, the corporation filed with the Secretary of State of the State of Delaware a "Certificate of Designation, Preferences and Rights of Class A and Class B Cumulative Exchangeable Preferred Stock of LaBarge, Inc." which Certificate was subsequently amended by a Certificate of Amendment of Certificate of Designation filed with the Delaware Secretary of State on the 24th day of August, 1989 (said Certificate and Amendment referred to collectively as the "Certificate of Designation").
         SECOND: That at a meeting of the Board of Directors of said corporation duly held on October 26, 1995, the Board of Directors adopted the following resolutions for the purpose of eliminating the Certificate of Designation from the Certificate of Incorporation of the corporation:

                 WHEREAS, there are currently no issued shares of Class A Cumulative Exchangeable Preferred Stock or Class B Cumulative Exchangeable Preferred Stock of the corporation (the "Class A and Class B Preferred") outstanding and no such shares will be issued subject to the Certificate of Designation, Preferences and Rights of Class A and Class B Cumulative Exchangeable Preferred Stock of LaBarge, Inc. as amended (the "Certificate of Designation") with respect to such Classes, and the Board of Directors desires to eliminate the Certificate of Designation from the corporation's Certificate of Incorporation;

                 THEREFORE, IT IS RESOLVED, that no Class A or Class B Preferred shares shall be issued subject to the Certificate of Designation with respect to such Classes;

                 FURTHER RESOLVED, that the Certificate of Designation shall be eliminated from the Certificate of Incorporation of the corporation;



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                 FURTHER RESOLVED, that the proper officers of this corporation are hereby authorized and directed to execute and file with the Secretary of State of the State of Delaware pursuant to
                 Section 151(g) of the General Corporation Law of Delaware a certificate setting forth the foregoing resolutions.

         THIRD: That the aforesaid resolutions were duly adopted in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said LaBarge, Inc. has caused this Certificate to be signed by Craig E. LaBarge, its President and attested by William J. Maender, its Secretary, this 26 day of October, 1995.

                                           LaBARGE, INC.


Attest:    William Maender                 By   Craig E. LaBarge
       ----------------------------           ----------------------------
               Secretary                              President



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